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                                                                    Exhibit 12.1

                           BERRY PLASTICS CORPORATION
             STATEMENT RE: COMPUTATION OF EARNINGS TO FIXED CHARGES
                                 (in Thousands)
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                                                 Fiscal                        Thirteen Weeks Ended
                          ---------------------------------------------------  --------------------
                                                                                March 30,  March 29,
(Dollars in thousands)        1998      1999       2000       2001     2002       2002       2003
                           --------- ---------  ---------  ------------------  ----------  ---------

Earnings:
 Income (loss) before
   income taxes            $ (7,819) $ (8,584)  $(22,227)  $ (1,361) $ (3,990)   $  4,657   $ 5,623
 Interest expense            35,555    40,819     51,457     54,355    49,254      12,806    11,518
 Interest portion of
   rental expense             1,805     2,427      3,061      2,764     3,254         804       820
                           --------- ---------  ---------  --------- ---------   ---------  ---------
       Earnings            $ 29,541  $ 34,662   $ 32,291   $ 55,758  $ 48,518    $ 18,267   $17,961
                           ========= =========  =========  ========= =========   =========  =========

Fixed Charges:
 Interest expense          $ 34,778  $ 39,372   $ 49,750   $ 53,766  $ 48,410    $ 12,658   $11,370
 Interest portion of
   rental expenses            1,805     2,427      3,061      2,764     3,254         804       820
                           --------- ---------  ---------  --------- ---------   ---------  ---------
       Fixed charges       $ 36,583  $ 41,799   $ 52,811   $ 56,530  $ 51,664    $ 13,462  $ 12,190
                           ========= =========  =========  ======== ==========   =========  =========
Ratio (Deficiency)
  of earnings to cover
  fixed charges                0.8x      0.8x       0.6x       1.0x      .9x        1.4x      1.5x
                           ========= =========  =========  ==================   =========  =========
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